EXHIBIT 10.1(b)

                                   ITEM 1,(3)
                         NON-NEGOTIABLE PROMISSORY NOTE
                      EXECUTED BY JAMES E. HUGHES, SR. FOR
          $1,000,000 IN FAVOR OF PHOENIX RESOURCES TECHNOLOGIES, INC.























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$1,000,000.00                                                    August 12, 1996

     FOR VALUE RECEIVED, the undersigned JAMES E. HUGHES, SR. (hereafter referred to as the "Maker"), an individual residing in Newton County, Texas, promises to pay to the order of PHOENIX RESOURCES TECHNOLOGIES, INC. (hereafter referred to as the "Payee"), a Nevada corporation, the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), together with interest on the principal hereof from the date hereof until paid, at the rate of six percent (6%) per annum (but in no event to exceed the maximum lawful rate of interest permitted by applicable usury laws).

     The principal of this Note and all accrued interest is and shall be due and payable in a single installment on December 31,1996.

     Maker may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. Such prepayment shall be accomplished by the delivery of written notice to the Payee of his intent to deliver and indorse the collateral pledged as security for this Note to the Payee in full and final satisfaction of this Note. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied first to accrued and unpaid interest and then installments of principal in the inverse order of their stated maturity.

     Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (1,)to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable t therefor or against any security for this Note.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (1) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness either shall be applied as a credit against the then unpaid principal amount hereof or


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refunded to Maker,  at Payee's option,  and (lii) upon such final maturity,  the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the
courts  having  jurisdiction  thereof.   Without  limiting  the  foregoing,  all
calculations of the rate of interest contracted for, charged, taken, reserved or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE SHALL BE PERFORMABLE IN NEWTON COUNTY, TEXAS, WHICH COUNTY SHALL BE THE PROPER PLACE OF VENUE TO ENFORCE PAYMENT OF THIS NOTE. MAKER IRREVOCABLY AGREES THAT THE STATE DISTRICT COURTS OF NEWTON COUNTY, TEXAS, OR UNITED STATES DISTRICT COURT LOCATED THEREIN, SHALL BE THE EXCLUSIVE COURTS FOR ANY LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

     To the extent that the interest rate laws of the State of Texas are applicable to this Note and unless changed in accordance with law, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-l.04(a)(l) of the Texas Revised Civil Statutes, as amended, or to any successor to such statute.

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all obligations evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This Note is issued pursuant to that one certain Agreement for Purchase and Sale of Stock (the Purchase Agreement), dated August 12, 1996, by and between the Maker and Payee and is secured by that certain Security Agreement for Pledge of Instrument (the "Security Agreement") of even date herewith by and among Maker and Payee. Reference is made to the Security Agreement for certain provisions relating to the acceleration of maturity hereof upon the occurrence of certain events specified therein and for all other pertinent purposes.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS NOTE TO THE CONTRARY, NEITHER THE MAKER NOR ANY OFFICER, DIRECTOR, OR SHARE-HOLDER OF HOUSTON WOOD PRODUCTS
(HWP) OR HOUSTON WOODTECH, INC. (HWI) SHALL HAVE ANY INDIVIDUAL OR PERSONAL OBLIGATION OR LIABILITY FOR REPAYMENT OF ANY AMOUNTS DUE UNDER THE TERMS OF THIS NOTE. AS SUCH, THE HOLDERS OF THIS NOTE AND THE SECURITY AGREEMENT SECURING THE SAME HEREBY AGREE THAT THEY WILL NOT AT ANY TIME BRING ANY ACTION, SUIT, OR PROCEEDING AGAINST THE MAKER, OR ANY OF THE OFFICERS, DIRECTORS, AND/OR SHAREHOLDERS OF HWP AND/OR HWI, TO RECOVER A MONEY JUDGMENT FOR ANY SUM DUE HEREUNDER; PROVIDED, HOWEVER, THAT THE HOLDERS MAY BRING AN ACTION, IF



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NECESSARY,  TO  FORECLOSE  OR ENFORCE  ANY  SECURITY  INTEREST OR LIEN UNDER THE
SECURITY AGREEMENT. IN THE EVENT AN ACTION IS BROUGHT TO FORECLOSE ANY SUCH SECURITY INTEREST OR LIEN, THE HOLDER OF THIS NOTE, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, BY THE ACCEPTANCE OF THIS NOTE AND THE RIGHTS UNDER THE SECURYFY AGREEMENT SECURING THE SAME, HEREBY WAIVES ANY RIGHT TO A DEFICIENCY JUDGMENT AND AGREES TO LOOK SOLELY TO THE COLLATERAL FOR THE SATISFACTION OF ANY AND ALL AMOUNTS DUE HEREUNDER OR ANY CLAIMS ASSERTED IN SUCH FORECLOSURE OR ENFORCEMENT ACTION.

     This Note shall not be sold, conveyed, assigned or otherwise transferred by the Payee without the prior written consent of the Maker.

                                          MAKER:




                                         JAMES E. HUGHES, SR.




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